Checkpoint Systems, Inc.
101 Wolf Drive
Thorofare, NJ 08086 USA

Tel.: +800-257-5540
Fax: +856-848-0937
www.checkpointsystems.com

News

COMPANY CONTACT:
Annette Geraghty
856-251-2174

CHECKPOINT SYSTEMS, INC. ANNOUNCES
INTENTION TO SELL U.S. AND CANADIAN CHECKVIEW® BUSINESS

Thorofare, New Jersey, March 4, 2013 - Checkpoint Systems, Inc. (NYSE: CKP) today announced the Company’s intention to sell its U.S. and Canadian CheckView business. Following an extensive review of Checkpoint’s portfolio in 2012, the Company’s Board of Directors determined that the U.S. and Canadian CheckView® business will better serve its customers as an independent, entrepreneurial and more focused organization.

An investment banker has been engaged to assist in the sale and discussions are taking place with a potential buyer interested in leveraging the expertise, customer relationships, retail monitoring center and other assets residing in CheckView in a strong and nimble stand-alone platform.

Checkpoint will continue to pursue its redefined strategy to provide solutions that improve merchandise availability in retail stores. This planned divestiture is expected to enable focused attention and investment in both the CheckView business and Checkpoint’s core businesses. Checkpoint is committed to support CheckView® throughout the sale process and the CheckView® team is 100% committed to ensure an orderly transition with full continuity of service to customers.

The U.S. and Canadian CheckView business will be reported as discontinued operations in Checkpoint’s fourth quarter and full-year 2012 earnings report scheduled to be released tomorrow prior to the Company’s scheduled earnings conference call and in the Company’s 2012 Form 10-K.

Checkpoint Systems, Inc.

Checkpoint Systems is a global leader in shrink management, merchandise visibility and apparel labeling solutions.  Checkpoint enables retailers and their suppliers to reduce shrink, improve shelf availability and leverage real-time data to achieve operational excellence.  Checkpoint solutions are built upon more than 40 years of RF technology expertise, diverse shrink management offerings, a broad portfolio of apparel labeling solutions, market-leading RFID applications, innovative high-theft solutions and its Web-based Check-Net® data management platform.  As a result, Checkpoint customers enjoy increased sales and profits by improving supply-chain efficiencies, by facilitating on-demand label printing and by providing a secure open-merchandising environment enhancing the consumer's shopping experience.  For more information, visit www.checkpointsystems.com.

Forward-Looking Statement

This press release includes information that constitutes forward-looking statements. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,”“anticipate,”“intend,”“plan,”“believe,”“seek,” or “will.” By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include: the impact upon operations of legal compliance matters or internal controls review, improvement and remediation, including the detection of wrongdoing, improper activities, or circumvention of internal controls; our ability to integrate acquisitions and to achieve our financial and operational goals for our acquisitions; changes in international business conditions; foreign currency exchange rate and interest rate fluctuations; lower than anticipated demand by retailers and other customers for our products; slower commitments of retail customers to chain-wide installations and/or source tagging adoption or expansion; possible increases in per unit product manufacturing costs due to less than full utilization of manufacturing capacity as a result of slowing economic conditions or other factors; our ability to provide and market innovative and cost-effective products; the development of new competitive technologies; our ability to maintain our intellectual property; competitive pricing pressures causing profit erosion; the availability and pricing of component parts and raw materials; possible increases in the payment time for receivables as a result of economic conditions or other market factors; changes in regulations or standards applicable to our products; the ability to successfully implement global cost reductions in operating expenses including, field service, sales, and general and administrative expense, and our manufacturing and supply chain operations without significantly impacting revenue and profits; our ability to maintain effective internal control over financial reporting; and additional matters disclosed in our Securities and Exchange Commission filings. In addition, we have announced an intention to sell our U.S. and Canadian CheckView business. There can be no assurance, however, that we will be able to sell this business on terms and at a time we believe to be acceptable, or at all. We do not undertake to update our forward-looking statements, except as required by applicable securities laws.